                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                         [X]

Filed by a Party other than the Registrant:  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SPAGHETTI WAREHOUSE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           SPAGHETTI WAREHOUSE, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

     4)   Proposed maximum aggregate value of transaction:

/1/ Set forth amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:  $_________
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 31, 1995


To the Shareholders of Spaghetti Warehouse, Inc.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), will be held at 1815 N. Market Street, Dallas, Texas on the second floor on the 31st day of October, 1995, at 10:00 a.m. (local time) for the following purposes:

          1. To elect ten (10) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

          2. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on September 15, 1995, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

     You are cordially invited to attend the meeting; WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          H. G. Carrington, Jr., Secretary


September 26, 1995

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 31, 1995

                          ___________________________

                         SOLICITATION AND REVOCABILITY
                                  OF PROXIES



     The accompanying proxy is solicited by the Board of Directors on behalf of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), to be voted at the 1995 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on October 31, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSAL SET FORTH IN THE NOTICE.


     The executive offices of the Company are located at, and the mailing address of the Company is, 402 West I-30, Garland, Texas 75043.


     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.


     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about September 26, 1995. The Company's Annual Report on Form 10-K, which serves as the Annual Report to Shareholders, covering the Company's fiscal year ended July 2, 1995, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.


     Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to H. G. Carrington, Jr., Secretary, Spaghetti Warehouse, Inc., 402 West I-30, Garland, Texas 75043; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.


     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock, par value $.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.


     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, are to be borne by the Company.


                               QUORUM AND VOTING


     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 15, 1995 (the "Record Date"). On the Record Date, there were 5,597,209 shares of Common Stock issued and outstanding.


     Each shareholder of Common Stock is entitled to one vote on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Articles of Incorporation, as amended, nor its Second Amended and Restated Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors.


     Pursuant to the provisions of the Texas Business Corporation Act, the Second Amended and Restated Bylaws, as amended, of the Company provide that abstentions and broker non-votes will be counted for purposes of determining a quorum, but shall not be counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

           PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors-Compensation of Executive Officers"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock.

                                                      BENEFICIAL OWNERSHIP (1)
                                               ----------------------------------------
  NAME OF BENEFICIAL OWNER                          NUMBER OF SHARES         PERCENTAGE
  ------------------------                     ----------------------------  ----------

  The College Retirement Equities Fund (2)          326,500 (3)                 5.8%

  Neuberger & Berman (4)                            596,000 (5)                10.6%

  Private Capital Management, Inc. (6)              367,700                     6.6%

  Salem Investment Counselors, Inc. (7)             424,838 (8)                 7.6%

  Shawmut National Corporation (9)                  353,100                     6.3%

  Robert R. Hawk                                    141,170 (10)                2.5%

  Phillip Ratner                                     95,000 (11)                1.7%

  H.G. Carrington, Jr.                               39,985 (12)(13)              *

  K. Dieter Esch                                     29,602 (14)                  *

  C. Cleave Buchanan, Jr.                                 0                       *

  Frank Cuellar, Jr.                                 10,969 (15)                  *

  John T. Ellis                                     174,243 (16)(17)            3.1%

  Peter Hnatiw                                        7,001 (18)                  *

  Jim Moore                                               0                       *

  Cynthia I. Pharr                                    7,401 (19)(20)              *

  William B. Rea, Jr.                                28,334 (21)                  *

  All executive officers and directors
  as a group (16 persons)                           583,318 (13)(16)(19)(22)   10.0%

________
*Less than 1%

(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
(2) The business address of The College Retirement Equities Fund is 730 third Avenue, New York, New York 10017-3206.
(3) Based on a Schedule 13G dated February 10, 1995, filed by The College Retirement Equities Fund with the Commission and the Company. The College Retirement Equities Fund Schedule 13G discloses that The College Retirement Fund has sole voting power over 326,500 shares of

     Common Stock, shared voting power over no shares of Common Stock and sole dispositive power over 326,500 shares of Common Stock.
(4) The business address of Neuberger & Berman is 605 Third Avenue, New York, New York 10158.
(5) Neuberger & Berman ("N&B") is a registered investment advisor. In its capacity as investment advisor, N&B may have discretionary authority to dispose of or to vote shares that are under its management. As a result, N&B may be deemed to have beneficial ownership of such shares. N&B does not, however have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. No single N&B client has an interest at N&B that amounts to 5% or more of the shares of the Company. As of August 11, 1995, of the shares set forth above, N&B had shared dispositive power with respect to 596,000 shares, sole voting power with respect to 1,000 shares and shared voting power with respect to 594,800 shares.
(6) Private Capital Management, Inc. forms part of a group that consists of Private Capital Management, Inc. and The Entrepreneurial Value Fund L.P. The business address of both Private Capital Management, Inc. and The Entrepreneurial Value Fund L.P. is 3003 Tamiami Trail N., Naples, Florida 33940.
(7) The business address of Salem Investment Counselors, Inc. is P.O. Box 25427, Winston-Salem, North Carolina 27114-5427.
(8) Based on a Schedule 13G dated February 9, 1995, filed by Salem Investment Counselors, Inc. with the Commission and the Company (The "Salem Schedule 13G"). The Salem 13G discloses that Salem Investment Counselors, Inc. has sole voting power and sole dispositive power over 424,838 shares of common stock.
(9) The business address of Shawmut National Corporation is 777 Main Street, Hartford, Connecticut 06115.
(10) Includes 18,750 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(11) Includes 90,000 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(12) Includes 35,108 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(13) Includes 4,277 shares of which Mr. Carrington shares both voting and investment power with his wife, Ricki L. Carrington, and 300 shares held in each of the individual retirement accounts for H.G. Carrington, Jr. and Ricki L. Carrington.
(14) Includes 29,357 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(15) Includes 9,501 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(16) Includes 81,758 and 82,984 shares held by the John T. Ellis Trust of 1989 and the Nancy M. Ellis Trust of 1989, respectively, both of which John T. Ellis is trustee.
(17) Includes 9,501 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(18) Includes 5,001 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(19) Includes 300 shares held in the name of Cynthia I. Pharr as custodian for Thomas C. Pharr under the Uniform Gifts to Minors Act.
(20) Includes 7,001 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(21) Includes of 3,725 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(22) Includes an aggregate of 247,956 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.


                             ELECTION OF DIRECTORS

     The Second Amended and Restated Bylaws, as amended, of the Company provide that the number of directors that shall constitute the whole board shall be not less than three (3) nor more than ten (10). By resolution of the Board of Directors, at its meeting on August 29, 1995, the number of directors comprising the Board of Directors has been set at ten (10).

NOMINEES

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

     Information regarding each nominee is set forth in the table and text below:

                                              PRINCIPAL           YEAR FIRST
                                            OCCUPATION &            ELECTED           PRESENT
         NOMINEE           AGE            BUSINESS ADDRESS         DIRECTOR       OFFICE(S) HELD
         -------           ---            ----------------         --------       --------------

Robert R. Hawk              68      Chairman of the Board and        1972        Chairman of the
                                    Director                                     Board and
                                    Spaghetti Warehouse, Inc.                    Director
                                    402 West I-30
                                    Garland, Texas 75043

Phillip Ratner              51      President, Chief Executive       1994        President, Chief
                                    Officer and Director                         Executive Officer
                                    Spaghetti Warehouse, Inc.                    and Director
                                    402 West I-30
                                    Garland, Texas 75043


H. G. Carrington, Jr.       40      Senior Vice President, Chief     1990        Senior Vice
                                    Financial Officer, Secretary                 President, Chief
                                    and Director                                 Financial Officer,
                                    Spaghetti Warehouse, Inc.                    Secretary and
                                    402 West I-30                                Director
                                    Garland, Texas 75043


C. Cleave Buchanan, Jr.     50      Executive Vice President,        1995        Director
                                    FFSC, Inc.
                                    13111 N. Central Expy.
                                    Dallas, Texas  75243

                                              PRINCIPAL           YEAR FIRST
                                            OCCUPATION &            ELECTED           PRESENT
         NOMINEE           AGE            BUSINESS ADDRESS         DIRECTOR       OFFICE(S) HELD
         -------           ---            ----------------         --------       --------------

Frank Cuellar, Jr.          65      Secretary, Treasurer and         1985        Director
                                    Director
                                    Frank Cuellar & Sons, Inc.
                                    8315 Inwood Drive
                                    Dallas, Texas 75209

John T. Ellis               71      Personal Investments             1981        Director
                                    4490 S. Atlantic Ave.
                                    Ponce Inlet, Florida 32019

Peter Hnatiw                47      President                        1992        Director
                                    Esplanade Restaurants Ltd.
                                    56 The Esplanade, Suite 201
                                    Toronto, Ontario M5E 1A6
                                    Canada

Jim Moore                   60      President                        1995        Director
                                    Moore Idea's, Inc.
                                    2082 Michelson Drive, Suite
                                    100
                                    Irvine, California 92715

Cynthia I. Pharr            46      President                        1991        Director
                                    C. Pharr Marketing
                                    Communications
                                    3030 LBJ Freeway
                                    Suite 1460
                                    Dallas, Texas 75234

William B. Rea, Jr.         50      Vice President and Chief         1984        Director
                                    Financial Officer
                                    Pollo Tropical, Inc.
                                    7300 N. Kendall Dr.
                                    8th Floor
                                    Miami, Florida 33156

     Mr. Robert R. Hawk, founder of the Company, served as Chairman of the Board from the Company's organization in 1972 until October 1993. Effective at the 1993 Annual Meeting in October 1993, Mr. Hawk retired as Chairman of the Board, but was reappointed as Chairman of the Board in January 1994 in connection with the replacement of Mr. Louis P. Neeb, the President and Chief Executive Officer of the Company prior to Mr. Ratner. Mr. Hawk served as President of the Company from the Company's organization in 1972 until July 1991 and then as interim President and interim Chief Executive Officer from January 1994 until August 1994 when Mr. Phillip Ratner was elected President and Chief Executive Officer.

     Mr. Phillip Ratner entered into an employment agreement with the Company to become President and Chief Executive Officer in June 1994. Mr. Ratner was elected as a director of the Company in August 1994. Prior to that time, Mr. Ratner served as President (from 1985) and Chief Executive Officer (from 1987) of Acapulco Restaurants, Inc. ("Acapulco"), a 50-unit casual Mexican dinner-house chain based in Long Beach, California. Acapulco is a division of Restaurant Associates Corp. Mr. Ratner also served as Executive Vice President of Operations of Acapulco from 1984 until 1985. Prior to his association with Acapulco, Mr. Ratner was employed by El Torito, a Mexican dinner-house chain, from 1979 until 1984, serving most recently as Executive Vice President of Operations from 1982 to 1984. Mr. Ratner is a director of Hometown Buffet, Inc., which operates and franchises Home Town Buffet restaurants.

     Mr. H. G. Carrington, Jr., a director since March 1990, became Senior Vice President, Chief Financial Officer and Secretary of the Company in August 1993. Mr. Carrington was Senior Vice President of NationsBank Investment Banking from January 1993 to August 1993. Mr. Carrington was Managing Director-Corporate Finance of Price Waterhouse, an accounting firm, from May 1990 to January 1993.


     Mr. C. Cleave Buchanan, Jr., a director since July 1995, has been Executive Vice President of FFSC, Inc., a privately held company that designs, manufactures and sells consumer products to the wholesale market, since February 1993. Mr. Buchanan is also a General Partner of Ogre Partners, Ltd., a limited partnership that owns and markets proprietary computer software programs to the oil and gas industry under the tradename DPC&A.

     Mr. Frank Cuellar, Jr., a director since August 1985, has served as Secretary, Treasurer, and a director of Frank Cuellar & Sons, Inc., a Dallas, Texas real estate investment company, since 1977.

     Mr. John T. Ellis, a director since September 1981, was the Director of Leasing for the Tandy Center of Tandy Corporation, Fort Worth, Texas, a retail and computer company, from August 1975 until his retirement in June 1983. Since such time, Mr. Ellis has been engaged in personal investments as his principal occupation.

     Mr. Peter Hnatiw, a director since 1992, has been, since 1981, the President of Esplanade Restaurants Ltd., a Canadian restaurant corporation that operates several restaurant concepts, one of which is The Old Spaghetti Factory restaurant in Toronto, Canada, a franchisee of Old Spaghetti Factory Canada Ltd., the Company's wholly owned Canadian subsidiary.

     Mr. Jim Moore, a director since July 1995, has been the President of Moore Idea's, Inc., a company that specializes in professional speaking and leader seminars, since January, 1994. Mr. Moore also serves as a consultant to the hospitality industry. Prior to founding Moore Idea's Inc., Mr. Moore was employed by Restaurant Enterprises Group, Inc. from 1988 to 1994, most recently serving as President of its Far West concepts unit.

     Ms. Cynthia I. Pharr, a director since August 1991, has been President of
C. Pharr Marketing Communications since February 1993. Ms. Pharr was President of Tracey Locke/Pharr Public Relations from April 1989 to January 1993. In addition, Ms. Pharr was owner and President of C. Pharr & Company, Inc., a public relations firm, from August 1986 to March 1989. From August 1978 to July 1986, Ms. Pharr was Co-Founder and President of Pharr Cox Communications.

     Mr. William B. Rea, Jr., a director since 1984, has served as Vice President, Chief Financial Officer and a director of Pollo Tropical, Inc., a restaurant chain, since August 1993. Mr. Rea served as Vice President-Finance of the Company from September 1984 to August 1993, and served as Secretary of the Company from October 1985 to August 1993.

     If elected as a director of the Company, each director will hold office until next year's annual meeting of shareholders, expected to be held in October 1996, or until his or her respective successor is elected and has qualified.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has a standing Audit Committee currently comprised of Frank Cuellar, Jr., Cynthia I. Pharr and William B. Rea, Jr. The Audit Committee is responsible for consulting with the Company's independent auditors with regard to the adequacy of internal controls and the plan of audit, and also for reviewing the audit report and management letter. The Audit Committee held two meetings during the fiscal year ended July 2, 1995.

     The Board of Directors has a standing Compensation Committee currently comprised of Frank Cuellar, Jr., John T. Ellis, Peter Hnatiw, Cynthia I. Pharr and William B. Rea, Jr. The Compensation Committee is responsible for the review and approval of the compensation levels of executive officers of the Company, the evaluation of the performance of the executive officers, the consideration of senior management succession issues and any related matters for the Company. The Compensation Committee held one meeting during the fiscal year ended July 2, 1995.

     The Board of Directors has a standing Incentive Stock Option Committee composed of John T. Ellis, Frank Cuellar, Jr. and Cynthia I. Pharr. The Incentive Stock Option Committee is responsible for the granting of stock options under the Option Plan, the 1991 Nonemployee Director Plan of Spaghetti Warehouse, Inc. (the "1991 Director Plan"), and the Spaghetti Warehouse, Inc. 1992 Bonus Stock Option Plan (the "1992 Bonus Plan"), as well as the interpretation of such plans. The Incentive Stock Option Committee held five meetings during the fiscal year ended July 2, 1995.

     The Board of Directors does not have a standing Nominating Committee.

     The Board of Directors held five meetings during the fiscal year ended July 2, 1995. During fiscal 1995, each director attended all of the meetings of the Board of Directors during the time that he or she served as director with the exception of Mr. Victor Petta, a former director of the Company, who attended four of the five meetings. All directors attended all meetings of the Committees on which they served.

DIRECTOR COMPENSATION

     The Company pays each nonemployee director a $3,000 annual retainer, a $1,000 fee for each meeting of the Board of Directors attended, a $150 fee per hour for each meeting of a Board Committee attended (if such Board Committee meeting is not on the same day as a Board of Directors meeting), and further reimburses such persons for their out-of-pocket expenses. Directors who are also employees of the Company are not compensated for their services as directors, but are reimbursed for travel expenses incurred in attending meetings.

     Pursuant to the 1991 Director Plan, upon being elected a director to the Company, each nonemployee director of the Company receives an initial nonqualified stock option exercisable for 5,000 shares of Common Stock at the fair market value thereof on the date of grant. Subsequently, on the date of each annual meeting of shareholders after such directors' initial option shall have fully vested, each such director shall receive a nonqualified option to purchase 1,000 shares of Common Stock at the fair market value thereof on the date of grant. Initial options vest 20% on the date of each annual meeting of shareholders. Subsequent options vest in full on their date of grant.

EXECUTIVE OFFICERS

     The table below sets forth the name, age, current position with the Company, and the principal occupation during the last five years of each executive officer of the Company and the year he or she first became an executive officer of the Company. Information with respect to Messrs. Phillip Ratner and H. G. Carrington, Jr. is set forth above under the caption "Nominees."

                                                    EXECUTIVE
                                                     OFFICER          PRINCIPAL OCCUPATION
       NAME          AGE       CURRENT POSITION       SINCE           DURING LAST FIVE YEARS
       ----          ---       ----------------      -------          ----------------------

G. Kenna Davidson     39      Vice President -         1985         Vice President - Human
                              Human Resources                       Resources. Previously Vice
                                                                    President - Personnel and
                                                                    Training (1988-1989) and
                                                                    Director of Training of the
                                                                    Company (1985-1988).

Peter Buckley         39      President - OSF          1992         President - OSF Canada.
                              Canada                                Previously President of Old
                                                                    Spaghetti Factory (Western),
                                                                    Ltd. (1990-1992) and Vice
                                                                    President of Eastern
                                                                    Spaghetti Corporation (1985-1989).

Stacy M. Riffe        30      Treasurer,               1993         Treasurer, Controller and
                              Controller and                        Assistant Secretary of the
                              Assistant Secretary                   Company. Previously,
                                                                    Director of Financial
                                                                    Planning of the Company
                                                                    (July 1992-May 1993),
                                                                    Assistant Controller of the
                                                                    Company (July 1991-July

                                                  EXECUTIVE
                                                   OFFICER          PRINCIPAL OCCUPATION
       NAME          AGE      CURRENT POSITION      SINCE          DURING LAST FIVE YEARS
       ----          ---      ----------------     -------         ----------------------
                                                                  1992), and auditor for
                                                                  KPMG Peat Marwick
                                                                  (January 1987-July 1991).

K. Dieter Esch        57      Vice President -       1995         Vice President - Operations.
                              Operations                          Previously, Director of
                                                                  Operations of the Company
                                                                  (1994-1995), Director of Old
                                                                  Merchandise Company
                                                                  (1992-1994), and Director of
                                                                  Spaghetti Warehouse
                                                                  Construction Company
                                                                  (1989-1992).

Robert L. Purple      48      Vice President -       1995         Vice President - Marketing.
                              Marketing                           Previously Vice President of
                                                                  Field Marketing for Long
                                                                  John Silver's (1993-1995)
                                                                  and Division Marketing
                                                                  Director for Long John
                                                                  Silver's (1990-1993).

E. David McDonald     41      Vice President -       1995         Vice President - Product
                              Product                             Development and Purchasing.
                              Development and                     Previously, Vice President -
                              Purchasing                          Concept Development for
                                                                  Turbochef, Inc. (1994- 1995)
                                                                  and Vice President -
                                                                  Technical Services for
                                                                  Western Sizzlin, Inc. (1989-1994).


COMPENSATION OF EXECUTIVE OFFICERS

     The total compensation paid for each of the three fiscal years ended July 2, 1995, July 3, 1994 and July 4, 1993 to the Chief Executive Officer, Mr. Phillip Ratner, and to the other most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended July 2, 1995 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:


                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                       ANNUAL COMPENSATION                    AWARDS
                                                     -----------------------               ------------

                                                                                             SECURITIES
                                            FISCAL                            OTHER ANNUAL   UNDERLYING     ALL OTHER
NAME & PRINCIPAL POSITION                    YEAR      SALARY     BONUS(1)    COMPENSATION   OPTIONS (#)  COMPENSATION
- -------------------------                    ----    ----------  -----------  ------------  -----------   ------------

Phillip Ratner(2)                            1995    $ 249,600   $ 50,000          (3)           -0-       $ 26,495   (4)
     President, Chief Executive              1994         -0-        -0-           (3)        300,000          -0-
     Officer  and Director

H.G. Carrington, Jr.(5)                      1995    $ 118,500   $ 26,500          (3)         23,000      $  6,500   (6)
     Senior Vice President, Chief            1994      101,538     20,000          (3)         42,000          -0-
     Financial Officer and Director

K. Dieter Esch (7)                           1995    $ 79,433   $ 22,000           (3)         23,000         3,900   (8)
     Vice President - Operations             1994      70,308     18,000           (3)          1,500          -0-
                                             1993      64,538      3,000           (3)          1,000          -0-

_______________________

(1) Pursuant to the 1992 Bonus Plan, each employee of the Company that is eligible for a bonus under the Company's bonus plan may elect, generally prior to the fiscal year during which the bonus accrues, to receive nonqualified stock options with a "spread" value of up to 50% of the bonus such employee becomes entitled to receive in lieu of the bonus amount equal to the "spread" value. The eligible employee receives in cash the balance of the annual bonus that is not foregone as a result of the grant of the stock option. The exact percentage, up to 50%, of the bonus that an eligible employee forgoes to receive a stock option is in the discretion of the eligible employee. The "spread" value of a stock option is the number of shares subject to such option multiplied by the difference between the fair market value of the Common Stock on the date of grant and the exercise price per share of the stock option. The Company's Board of Directors adopted the 1992 Bonus Plan on August 20, 1992 and on October 27, 1992 the Company's shareholders approved the 1992 Bonus Plan.

(2) Mr. Ratner became President and Chief Executive Officer in June 1994 and was elected a director of the Company on August 23, 1994. Mr. Ratner assumed his duties as President and Chief Executive Officer in August 1994.

(3) This executive officer received certain personal benefits in addition to salary and bonus. The aggregate amounts of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of such executive officer.

(4) This amount includes $16,095 of moving expenses reimbursed to Mr. Ratner in connection with his relocation to Dallas. In addition, Mr. Ratner contributed $10,400 to the Company's Deferred Compensation Plan which may be payable in stock at the time of retirement.

(5) Mr. Carrington was elected Senior Vice President and Chief Financial Officer of the Company in August 1993.

(6) Mr. Carrington contributed $6,500 to the Company's Deferred Compensation Plan which may be payable in stock at the time of retirement.

(7)  Mr. Esch was elected Vice President - Operations in January 1995.

(8) Mr. Esch contributed $3,900 to the Company's Deferred Compensation Plan which may be payable in stock at the time of retirement.

     The following table discloses, for each of the Named Executive Officers, options granted during the fiscal year ended July 2, 1995 and the potential realizable values for such options:



                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                             FOR OPTION TERM (1)
                          ---------------------------------------------------------------- -----------------------------
                                              % OF TOTAL
                             SECURITIES     OPTIONS/SHARES
                             UNDERLYING       GRANTED  TO       EXERCISE
                              OPTIONS         EMPLOYEES IN      OR BASE       EXPIRATION
NAME                         GRANTED (#)       FISCAL YEAR      PRICE (2)        DATE                 5%        10%
- ----                      ---------------  ----------------  -------------   ------------       -----------   ---------

Phillip  Ratner                  -0-              --              --              --                  -0-        -0-

H.G. Carrington, Jr.(3)        20,000            6.6%            6.500          8/22/04             81,756    207,187
                                3,000              *             5.875          2/01/05             11,084     28,090

K. Dieter Esch (3)             10,000            3.3%            6.500          8/22/04             40,878    103,593
                               10,000            3.3%            5.375         10/24/04             33,803     85,664
                                3,000              *             5.875          2/01/05             11,084     28,090

___________________
* Less than 1%

(1) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.


(2) Pursuant to the Option Plan under which these options were granted, the market price at the date of grant was the closing price of a share of Common Stock on the New York Stock Exchange.


(3) These options become exercisable 33% after one year, 67% after two years, and 100% after three years of the date of grant. The exercise price for these options may be paid with already owned shares of Common Stock. The Company, in its sole discretion, may lend money to the option holder to obtain the cash necessary to exercise all or a portion of these options or to pay any tax liability of the option holder attributable to such exercise.


     The following table describes for each of the Named Executive Officers options and the potential realizable values for their options at July 2, 1995:



                         OPTION VALUES AT JULY 2, 1995

                                                                              VALUE OF UNEXERCISED
                                              NUMBER OF  UNEXERCISED            IN-THE-MONEY
                                              SECURITIES UNDERLYING          SECURITIES UNDERLYING
                                                    OPTIONS                       OPTIONS
                                                JULY 2, 1995 (#)              JULY 2, 1995 (1)
                                             ---------------------------   --------------------------

NAME                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                                         -----------   -------------   -----------   -------------

Phillip Ratner...........................     90,000         210,000          $   0          $   0

H.G. Carrington, Jr......................     18,942          53,834          $   0          $   0

K. Dieter Esch...........................     22,691          24,334          $   0          $   0

_______

(1) Based on $5.25 per share of Common Stock, which was the closing price per share of Common Stock on July 2, 1995 on the New York Stock Exchange. All options are currently exercisable at a price above the market price of $5.25 at year end.

COMPENSATION AND EMPLOYMENT AGREEMENTS


     On June 25, 1994, Mr. Phillip Ratner and the Company entered into an Employment Agreement that provides for the employment of Mr. Ratner as President and Chief Executive Officer at an annual base compensation of $260,000. The agreement also provided for a bonus for the period ending July 2, 1995 of $50,000 and provides Mr. Ratner with an annual car allowance of $18,000, which Mr. Ratner may apply towards the purchase of an automobile. Under the terms of the agreement, Mr. Ratner was reimbursed $16,095 for his reasonable and normal relocation expenses to Dallas and, in the event he sells his former residence in California before August 15, 1996, and does not purchase another house within 100 miles of his former residence in California before such date, he will receive a payment on that date of $20,000. The agreement also provided for the grant to Mr. Ratner of stock options to acquire 300,000 shares of Common Stock ("Options"). The Options consist of incentive stock options and nonqualified stock options. The options vest in five (5) installments beginning June 25, 1994. Ten percent of the options vested on June 25, 1994, and 20% vested on June 25, 1995. Twenty percent of the options will vest on June 25, 1996 and 25% will vest on each June 25, 1997 and 1998. The vesting of all or a portion of the options may be accelerated under certain circumstances. Mr. Ratner may resign from the Company by providing 60 days' advance written notice, in which event, the Company's sole obligation shall be to pay him, in cash, an amount equal to his unreimbursed expenses, four weeks base compensation and any specifically declared but unpaid bonuses. The Company may terminate Mr. Ratner's employment without notice and without "cause" (as defined in the agreement) and he may, with 60 days' notice, terminate his employment for "good reason" (as defined in the agreement). In either event, the Company's sole obligation shall be to pay him, in cash, the amounts described above plus the product of $21,666.67 and the number of full calendar months remaining between the date of the termination and the third anniversary of the agreement.


     Under the terms of a letter dated August 18, 1993, regarding the compensation of Mr. H.G. Carrington, Jr., Mr. Carrington is entitled to payment of six-month's salary upon the event of his resignation or termination of employment within the six-month period immediately following a change of control or sale of the Company. Mr. Carrington is not required to give any advance notice to the Company of his intention to terminate employment, and the Company is not required to give Mr. Carrington any advance notice of the Company's intention to terminate his employment. The Company and Mr. Carrington negotiated the terms of Mr. Carrington's employment agreement with the Company at arm's length.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, consider senior management succession issues and any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is considered by the Incentive Stock Option Committee.


     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long term growth opportunities, enhancing shareholder value and ensuring the survival of the Company.

The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions.


     The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Performance of the Company is a key consideration (to the extent that such performance can fairly be attributed or related to such executive's performance), as well as the nature of each executive's responsibilities and capabilities. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.


     An additional objective of the Compensation Committee and the Incentive Stock Option Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of all the employees and executive officers. In making its determination, some consideration is given by the Incentive Stock Option Committee to the number of options already held by such persons. Incentive stock option awards in fiscal 1995 were used to reward executive officers and to retain them through the potential of capital gains and equity buildup in the Company. The number of stock options granted was determined by the subjective evaluation of the executive's ability to influence the Company's long term growth and profitability. The Compensation Committee believes that the award of options represents an effective incentive to create value for the shareholders.


     Based on comparative industry data, and as the result of arm's-length negotiations, on June 25, 1994, the Company entered into an employment agreement with Mr. Phillip Ratner that provides for the employment of Mr. Ratner as President and Chief Executive Officer at an annual base compensation of $260,000. The agreement also provided for a bonus for the year ended July 2, 1995 of not less than $50,000 and a car allowance of $18,000. The agreement also provided for the grant to Mr. Ratner of a combination of incentive and nonqualified stock options to acquire 300,000 shares of Common Stock. The agreement was unanimously approved by the Board of Directors, the Compensation Committee and the Incentive Stock Option Committee.


     The Compensation Committee believes that the compensation of the Company's other executive officers was reasonably related to the performance of the Company and those individuals during fiscal 1995.


COMPENSATION COMMITTEE                INCENTIVE STOCK OPTION COMMITTEE


Frank Cuellar, Jr.                    Frank Cuellar, Jr.
John T. Ellis                         John T. Ellis
Peter Hnatiw                          Cynthia I. Pharr
Cynthia I. Pharr
William B. Rea, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Commission Regulation S-K. William B. Rea, Jr. served as an officer of the Company until August 1993. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

COMMON STOCK PERFORMANCE GRAPH


     The following performance graph compares the five-year cumulative return of the Common Stock with that of the Broad Market (New York Stock Exchange Market Value Index) and a group of the Company's peer corporations. Each index assumes $100 invested at June 30, 1990, and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.


                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
             SPAGHETTI WAREHOUSE, INC., BROAD MARKET AND PEER GROUP
                      (PERFORMANCE RESULTS THROUGH 7/2/95)



- ---------------------------------------------------------------------------------------
                              June 30,  June 29,  July 4,  July 4,  July 3,  July 2,
    Fiscal Year Ending          1990      1991     1992     1993     1994     1995
- ---------------------------------------------------------------------------------------
Spaghetti Warehouse, Inc.      100.00    154.72   166.98    94.34    54.72    39.62
- ---------------------------------------------------------------------------------------
Peer Group                     100.00    112.60   141.16   176.51   166.04   150.90
- ---------------------------------------------------------------------------------------
Broad Market                   100.00    106.16   120.83   137.04   141.81   169.28
- ---------------------------------------------------------------------------------------

     The Broad Market (New York Stock Exchange Market Value Index) comprises all companies with common stock listed on the New York Stock Exchange. The Peer Group is composed of the following companies:

Brinker International, Inc.        Frisch's Restaurants, Inc.      Ryans Family Steak Houses,
Buffets, Inc.                      Luby's Cafeterias, Inc.          Inc.
Ciatti's, Inc.                     Marcus Corp.                    Shoney's, Inc.
Cracker Barrel Old Country         Morrison Restaurants Inc.       Summit Family Restaurants,
 Store                             Pancho's Mexican Buffet, Inc.    Inc.
Cucos, Inc.                        Perkins Family Restaurants,     Uno Restaurant CP
El Chico Restaurants, Inc.          L.P.                           Vicorp Restaurants, Inc.
Family Steak Houses of             Piccadilly Cafeterias, Inc.
 Florida, Inc.

CERTAIN TRANSACTIONS

     There were no transactions during fiscal 1995 that are reportable under this item.

SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which became effective May 1, 1991, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Commission and the New York Stock Exchange. Officers, directors and 10% Shareholders of the Company are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

     Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders were timely, except that Phillip Ratner filed one Form 4 late relating to one transaction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants since October 26, 1994 has been the firm of Arthur Andersen LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to any questions. Such representatives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.

     On October 26, 1994, the Company notified KPMG Peat Marwick LLP of its decision to retain another independent accountant for the audit of its financial statements for the fiscal year ended July 2, 1995. In connection with the audits for the fiscal years ended July 3, 1994, and July 4, 1993, and during the period from July 4, 1994 through October 26, 1994, there were no disagreements with KPMG Peat Marwick LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would require disclosure under the regulations. KPMG Peat Marwick LLP's reports on the financial statements of the Company for the years ended July 3, 1994, and July 4, 1993, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     On October 26, 1994, the Company notified Arthur Andersen LLP of its intention to retain such firm as independent public accountants for the audit of its financial statements for the year ending July 2, 1995. Prior to its engagement, the Company did not consult with Arthur Andersen LLP on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. The change in the independent accountants was approved by the Audit Committee of the Board of Directors.


                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be included in the proxy statement for the 1996 Annual Meeting must be received by the Company no later than May 29, 1996.


                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          H. G. Carrington, Jr., Secretary

September 26, 1995
Garland, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                     PROXY

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST 1-30
                             GARLAND, TEXAS 75043


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Phillip Ratner and H.G. Carrington, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Spaghetti Warehouse, Inc. (the "Company"), held of record by the undersigned on September 15, 1995 at the Annual Meeting of Shareholders of the Company to be held on October 31, 1995, and any adjournment(s) thereof.



                   [To Be Dated And Signed On Reverse Side]



                             FOLD AND DETACH HERE

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 2.



1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE NEXT ANNUAL ELECTION OF DIRECTORS BY SHAREHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND HAVE QUALIFIED.

 FOR all nominees            WITHHOLD            NOMINEES: C. Cleave Buchanan, Jr., H.G. Carrington, Jr., Frank Cuellar, Jr.,
listed to the right          AUTHORITY           John T. Ellis, Robert R. Hawk, Peter Hnaliw, James F. Moore, Cynthia I. Pharr,
 (except as marked    to vote for all nominees   Phillip Ratner, William B. Rea, Jr.
 to the contrary)       listed to the right      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                 ______________________________________________________________________________

2. IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING.

    FOR     AGAINST      ABSTAIN



                                                                 DATED: _____________________________________________________, 1995

                                                                 __________________________________________________________________
                                                                 SIGNATURE

                                                                 __________________________________________________________________
                                                                 SIGNATURE, IF HELD JOINTLY

                                                                 Please execute this proxy as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full
            -----------------------------------------------      corporate name by President or other authorized officer. If a
              "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA        partnership, please sign in partnership name by authorized person.
             PROCESSING EQUIPMENT WILL RECORD YOUR VOTES."       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
            -----------------------------------------------      ENCLOSED ENVELOPE.

                                                       FOLD AND DETACH HERE